Exhibit 99.1

DYNAMIC GOLD CORP.
Suite 506 - 675 West Hastings Street Vancouver British Columbia V6B 1N2
Telephone: (604) 681-3131 Facsimile: (604) 408-3884

NEWS RELEASE

January 8, 2008	OTC BB Trading Symbol: DYGO

DYNAMIC GOLD CORP. ACQUIRES A 100% INTEREST IN THE NORTHERN GRAVEL AND SUPER MAMMOTH GRAVEL CLAIMS SITUATED ON TIDEWATER

Dynamic Gold Corp. (the “Company”) is pleased to announce that it has entered into an agreement (the “Purchase Agreement”) and has acquired a 100% interest in the Northern Gravel and Super Mammoth (the “Super Mammoth”) gravel claims (248.2 hectares) situated on tidewater for $25,000 US dollars from a private individual. The Northern gravel and Super Mammoth mineral claims consist of two mineral claim tenures that are approximately 248.2 hectares in size. A detailed report used in obtaining aggregate samples has been filed and accepted by the British Columbia’s Gold commissioner’s office in September 2007. The claims are currently in good standing until their respective anniversary dates which include November 6, 2014, January 19, 2015.

The Super Mammoth Gravel Project is located at Lloyd Point in the east arm of Toba Inlet situated 50 kilometers east of Campbell River, British Columbia and 28 kilometers north of Powell River on the B.C. mainland. The existence of this gravel deposit has been identified by Lands and Water British Columbia Inc. and has received numerous preliminary investigations over the years, for what appears to be a potential for the Super Mammoth Gravel project to host a year round future sand and gravel aggregate operation with tidewater access that can supply and support growing demand for a range of raw materials to both British Columbia, Washington State, California and other United States and Pacific Rim coastal construction markets. The Super Mammoth Gravel project is situated between sea level to about 300 meters in elevation that comprises a sorted accumulation of sand and gravel.

FOR FURTHER INFORMATION, PLEASE CONTACT:
Tim Coupland, President and CEO
Dynamic Gold Corp.
Tel 604.681.3131	Fax 604.408.3884

On behalf of the Board of Directors of
DYNAMIC GOLD CORP.

Tim Coupland
President & CEO

This news release contains certain statements that may be deemed “forward-looking statements”. All statements in this release, other than statements of historical fact, that address future production, reserve potential, exploration drilling, exploitation activities and events or developments that the Company expects to occur, are forward looking statements. Forward looking statements are statements that are not historical facts and are generally, but not always, identified by the words “expects”, “plans” “anticipates”, “believes”, “intends”, “estimates”, “projects”, “potential” and similar expressions, or that events or conditions “will”, “would”, “may”, “could” or “should” occur. Information inferred from the interpretation of drilling results and information concerning mineral resource estimates may also be deemed to be forward looking statements, as it constitutes a prediction of what might be found to be present when and if a project is actually developed. Although the Company believes the expectations expressed in such forward-looking statements are based on reasonable assumptions, such statements are not guarantees of future performance and actual results may differ materially from those in the forward-looking statements. Factors that could cause the actual results to differ materially from those in forward-looking statements include market prices, exploitation and exploration successes, and continued availability of capital and financing, and general economic, market or business conditions. Investors are cautioned that any such statements are not guarantees of future performance and actual results or developments may differ materially from those projected in the forward-looking statements. Forward looking statements are based on the beliefs, estimates and opinions of the Company’s management on the date the statements are made. The Company undertakes no obligation to update these forward-looking statements in the event that management’s beliefs, estimates or opinions, or other factors, should change. For further information investors should review the Company’s filings that are available at www.edgar.com or contact Tim Coupland, President at (604) 681-3131.